UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-719-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Chief Executive Officer Employment Agreement. On August 14, 2006, the Compensation Committee of the Board of Directors of The TriZetto Group, Inc. (the “Company”) approved amendments to the Executive Employment Agreement, dated April 6, 2005, entered into by and between the Company and the Company’s Chief Executive Officer, Jeffrey H. Margolis (the “Employment Agreement”). The Employment Agreement was amended to (i) reflect Mr. Margolis’ current base salary of $546,021 and (ii) provide, at the Company’s expense, for Mr. Margolis’ use for personal reasons of the Company’s owned or leased aircraft for up to 25 hours annually for each of the years ending December 31, 2006, 2007 and 2008. This personal usage of the aircraft is provided in lieu of annual perquisites of up to a maximum aggregate incremental cost to the Company of $50,000 to which Mr. Margolis was previously entitled under the Employment Agreement.

The foregoing description of amendments to the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Executive Employment Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: August 17, 2006	By:	/s/ James C. Malone
James C. Malone Executive Vice President and Chief Financial Officer